EXHIBIT 10.1

                                                                  Execution Copy


                            NINTH AMENDMENT AGREEMENT


     NINTH AMENDMENT AGREEMENT, dated as of June 30, 2005 (this "Amendment Agreement"), to the Amended and Restated Credit Agreement, dated as of May 14, 2001, as amended to date (and as the same may be further amended, supplemented or modified from time to time in accordance with its terms, the "Credit Agreement"), among Microtek Medical Holdings, Inc. (formerly known as Isolyser Company, Inc.), a Georgia corporation ("MMH") and Microtek Medical, Inc., a Delaware corporation ("Microtek", together with MMH, each a "Borrower" and, jointly and severally, the "Borrowers"), the lenders named therein (the "Lenders"), the guarantors named therein (the "Guarantors") and JPMorgan Chase Bank, N. A. (formerly known as The Chase Manhattan Bank), as agent (the "Agent") for the Lenders. Terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement.

     WHEREAS, the Borrowers have informed the Agent that they desire to extend the Revolving Credit Termination Date, modify the pricing of Loans in connection therewith and modify certain of the applicable financial covenants; and

     WHEREAS, the Agent and the Lenders are willing to so modify the Credit Agreement subject to the terms and conditions of this Amendment Agreement.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

     SECTION 1. AMENDMENT TO CREDIT AGREEMENT

     1.1 Article I of the Credit Agreement is hereby amended in the following respects:

     (a) The definition of "Funds from Operations" is hereby deleted.

     (b) The definition of "Eligible Receivables" is hereby amended by adding at the end thereof the following sentence:

     "Notwithstanding the foregoing, all Receivables of any single Customer which, in the aggregate, exceed 15 (or 20, in the case of Cardinal Health) % of the Total Eligible Receivables at the time of any such determination may, in the Administrative Agent's discretion, be deemed not to be Eligible Receivables to the extent of such excess."

     (c) The definition of "Final Maturity Date" is hereby amended in its entirety to read as follows:

     "'Final Maturity Date' shall mean June 30, 2008."

     (d) The definition of "Interest Margin" is hereby amended in its entirety to read as follows:

          "'Interest Margin' shall mean, with respect to any Loan or Commitment Fee, the amount or percentage, as applicable, as set forth below as corresponds to the Leverage Ratio set forth below. The Interest Margin will be adjusted, if applicable, following the delivery of the financial statements to the Agent required pursuant to Section 6.05(a) or (b), as applicable, together with the corresponding compliance certificates required pursuant to Section 6.05(e) and, if the Borrowers believe they are entitled to a lower Interest Margin, a written request for an Interest Margin adjustment, commencing with the financial statements and certificates for the period ending June 30, 2005, or if the Borrowers shall fail to timely deliver such statements and certificates for any such period, then at the highest Interest Margin provided for herein, such adjustments to be made (i) to a higher Interest Margin, at the discretion of the Agent, or (ii) to a lower Interest Margin, within five (5) Business Days after receipt of the Borrowers' request for an Interest Margin adjustment; provided, however, that any adjustment shall not be effected with respect to any Eurodollar Loan until the continuation or conversion thereof at its expiration:

                                        Interest Margin for          Interest Margin for         Commitment Fee
           Leverage Ratio                 Eurodollar Loans          Alternate Base Loans            Percentage
           --------------               --------------------        --------------------         ---------------

Less than 1.75:.00                              1.50                        0.25                      0.30%

Equal to or greater than 1.75:1.00              1.75                        0.50                      0.30%
but less than 2.50:1.00

Equal to or greater than 2.50:1.00              2.00                        0.75                      0.375%
but less than 3.25:1.00

Equal to or greater than 3.25:1.00              2.50                        1.25                     0.375%"

     (e) The definition of "Leverage Ratio" is hereby amended in its entirety to read as follows:

          "'Leverage Ratio' means, for determining the applicable Interest Margin with respect to the Borrowers, the ratio of (i) total Funded Debt of the Borrowers as at each date of determination to (ii) EBITDA of the Borrowers for the period of four fiscal quarters most recently ended on or prior to each such date of determination."

     (f) A new definition of "EBITDA" is hereby added to read in its entirety as follows:

          "'EBITDA' means, with respect to any person for any period, (a) the sum of (i) Net Income, (ii) interest expense determined in accordance with GAAP, (iii) Federal, state, local and foreign income taxes and (iv)


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

     depreciation and amortization and other non-cash items properly deducted in determining Net Income in accordance with GAAP, minus (b) non-cash items properly added in determining Net Income in accordance with GAAP."

     (g) A new definition of "Fixed Charge Coverage Ratio" is hereby added to read in its entirety as follows"

          "'Fixed Charge Coverage Ratio' means, with respect to the Borrowers for any period, the ratio of (i) EBITDA less capital expenditures (including Capitalized Lease Obligations and Indebtedness secured by Liens permitted under Section 7.01(e) hereof) for such period to (ii) regularly scheduled principal payments of Funded Debt made or to be made during such period plus dividends and other distributions during such period plus interest expense paid in cash during such period."

     1.2 Section 2.06 of the Credit Agreement is hereby amended by deleting the reference in subsection (a)(iii) thereof to "of three-eights of one percent (3/8%)" and substituting therefor a reference to "at the applicable Interest Margin."

     1.3 Section 7.07 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Section 7.07.  Capital  Expenditures.  Permit the aggregate amount of payments made for capital expenditures, including Capitalized Lease Obligations and Indebtedness secured by Liens permitted under Section 7.01(e) hereof, to exceed $3,000,000 in any Fiscal Year."

     1.4 Sections 7.08 and 7.09 of the Credit Agreement are hereby deleted in their entirety.

     1.5 A new Section, Section 7.18 (Fixed Charge Coverage Ratio) is hereby added to the Credit Agreement to read in its entirety as follows:

          "Section 7.18. Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio for the Borrowers and their Subsidiaries on a Consolidated basis for any four consecutive fiscal quarter period, commencing June 30, 2005, to be less than 1.75:1.00."



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

     SECTION 2. CONDITIONS PRECEDENT

     This Amendment Agreement shall become effective upon the execution and delivery of counterparts hereof by the parties listed below and the fulfillment of the following conditions:

     (a)  All  representations  and  warranties   contained  in  this  Amendment
Agreement or otherwise made in writing to the Agent in connection herewith shall be true and correct.

     (b) No unwaived event has occurred and is continuing which constitutes an Event of Default under the Credit Agreement or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

     (c) The Agent shall have received an amendment fee in the amount of $39,500.

     (d) The Agent shall have received such other documents as the Lenders or the Agent or the Agent's counsel shall reasonably deem necessary.

     SECTION 3. MISCELLANEOUS

     3.1 Each Borrower and each Guarantor reaffirms and restates the representations and warranties set forth in Article IV of the Credit Agreement and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date, except as they may specifically refer to an earlier date. Each Borrower and each Guarantor represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent that:

     (a) it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment Agreement and the transactions contemplated hereby;

     (b) no consent of any other person (including, without limitation, shareholders or creditors of any Borrower or any Guarantor), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment Agreement;

     (c) this Amendment Agreement has been duly executed and delivered on behalf of each Borrower and each Guarantor by a duly authorized officer, and constitutes a legal, valid and binding obligation of each Borrower and each Guarantor enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity;



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

     (d) the execution, delivery and performance of this Amendment Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of any Borrower or any Guarantor; and

     (e) as of the date hereof (after giving effect to the consummation of the transactions contemplated under this Amendment Agreement) there exists no Default or Event of Default.

     By its signature below, each Borrower and each Guarantor agree that it shall constitute an Event of Default if any representation or warranty made above should be false or misleading in any material respect.

     3.2 Each Borrower and each Guarantor confirms in favor of the Agent and each Lender that it agrees that it has no defense, offset, claim, counterclaim or recoupment with respect to any of its obligations or liabilities under the Credit Agreement or any other Loan Document and that nothing herein shall be deemed to be a waiver of any covenant or agreement contained in the Credit Agreement, and except as herein expressly amended, the Credit Agreement and other Loan Documents are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

     3.3 Upon presentation of its invoice, the Borrowers covenant and agree to pay in full all legal fees charged, and all costs and expenses incurred, by Kaye Scholer LLP, counsel to the Agent, in connection with the transactions contemplated under this Agreement and the other Loan Documents and instruments in connection herewith and therewith.

     3.4 All references to the Credit Agreement and the other Loan Documents in the Credit Agreement, the Loan Documents and the other documents and instruments delivered pursuant to or in connection therewith shall mean such agreements as amended hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

     3.5 This Amendment Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

     3.6 THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.



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


     3.7 The parties hereto shall, at any time and from time to time following the execution of this Amendment Agreement, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment Agreement.

                                   MICROTEK MEDICAL HOLDINGS, INC. (f/k/a
                                   ISOLYSER COMPANY, INC.)


                                   By:______________________________
                                            Name:
                                            Title:


                                   MICROTEK MEDICAL, INC.


                                   By:______________________________
                                            Name:
                                            Title:


                                   JPMORGAN CHASE BANK, N. A. (f/k/a THE
                                   CHASE MANHATTAN BANK), as Agent and as Lender


                                   By:______________________________
                                            Name:
                                            Title:






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